UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 S. Dairy Ashford, Suite 300 Houston, Texas		77077-4760
(Address of principal executive offices)		(Zip Code)

(281) 674-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 7, 2016, RigNet, Inc. (the “Company”) appointed Jay T. Hilbert as its Chief Sales Officer. Mr. Hilbert will assume the duties of Chief Sales Officer from Hector Maytorena. Effective November 7, 2016, Mr. Maytorena will depart the Company to pursue other interests.

Prior to joining the Company, Mr. Hilbert served as Senior Vice President of Business Development and Sales - Airvana Business Unit for CommScope Holding Company, Inc., a global provider of wireless solutions. From 2012 - 2014, Mr. Hilbert served as Senior Vice President of Global Sales for Cambium Networks and from 2007-2011, he served as Senior Vice President of Sales and Marketing for Telmar Network Technology. From 2006-2007, Mr. Hilbert served as Senior Vice President of Global Sales of Spirent Communications and from 2005-2006 as Senior Vice President of Global Sales and Marketing for Somera Communications. Mr. Hilbert holds a Bachelor’s of Science in Engineering Management from the University of North Dakota.

The full text of the press release announcing Mr. Hilbert’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release of RigNet, Inc. dated November 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

Date: November 7, 2016	By:	/s/ Charles E. Schneider
	Name:	Charles E. Schneider
	Title:	Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of RigNet, Inc. dated November 7, 2016.